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                                 EXHIBIT 4(a)


                               DIMAC CORPORATION
                   1994 STOCK OPTION AND STOCK AWARD PLAN
                                     and
                    RELATED FORM OF STOCK OPTION AGREEMENT






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                                DIMAC CORPORATION
                     1994 STOCK OPTION AND STOCK AWARD PLAN



     1. PURPOSE. The purpose of the DIMAC Corporation 1994 Stock Option and Stock Award Plan (the "Plan") is to maintain the ability of DIMAC Corporation (the "Company") to attract and retain highly qualified and experienced employees and to give such employees a continued proprietary interest in the success of the Company. Pursuant to the Plan, such employees will be offered the opportunity to acquire common stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof.

          As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). References to the "Exchange Act" are to the Securities Exchange Act of 1934, as it may be amended from time to time.

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a compensation committee (the "Compensation Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Compensation Committee shall consist of not less than two (2) members of the Board; none of such members of the Compensation Committee shall be eligible to be granted options or stock appreciation rights or awarded restricted stock or bonuses payable in Common Stock under the Plan. No member of the Board shall be appointed to the Compensation Committee who has been granted an option or stock appreciation right or awarded restricted stock or bonuses payable in Common Stock under the Plan within one year prior to appointment. A majority of the members of the Compensation Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Compensation Committee.

          In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The

Committee may consult with counsel, who may be of counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

          Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an Option Agreement or Award Agreement (the "Agreement"). The Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the optionee to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant.

          It is the intent of the Company that this Plan and options, stock and other awards hereunder satisfy, and be interpreted in a manner that, in the case of employees who have been granted an option or awarded stock under the Plan ("Participants") who are or may be subject to Section 16 of the Exchange Act ("Insiders"), satisfies the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under such Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option, stock or other award would otherwise frustrate or conflict with the intent expressed in this Paragraph 2, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

     3. SHARES OF STOCK SUBJECT TO THE PLAN. The total number of shares that may be optioned or awarded under the Plan is 909,482 shares of the $0.01 par value common stock of the Company (the "Common Stock") except that said number of shares shall be adjusted as provided in Paragraph 13. No employee shall receive, over the term of the Plan, awards of

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restricted stock for more than 250,000 shares of Common Stock or awards in the form of stock appreciation rights or options, whether incentive stock options or options other than incentive stock options, to purchase more than 500,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

     4. ELIGIBILITY. Key salaried employees, including officers, of the Company and its subsidiaries (but excluding non-employee directors) are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee selected.

     5. DURATION OF THE PLAN. No award or option may be granted under the Plan after more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but awards or options theretofore granted may extend beyond that date.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

          (a) The option price per share shall be determined by the Committee. However, subject to Paragraph 6(k), the option price of incentive stock options and other than incentive stock options shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted except that, the initial

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     grant of options shall be at the initial public offering price of the
     Common Stock. For purposes of the Plan, the fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on the American Stock Exchange or any successor thereto on the relevant date. If there is no sale of the Common Stock on such exchange on the date the option is granted, the mean between the bid and asked prices on such exchange at the close of the market on such date shall be deemed to be the fair market value of the Common Stock.

          (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement.

          (c) Unless otherwise provided in the Agreement, no option shall be exercisable within six months from the date of the granting of the option. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

          (d) Each option shall state whether it will or will not be treated as an incentive stock option.

          (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment, except as provided in the Agreement, shall be

               (A)  in United States dollars by check or bank draft, or

               (B) by tendering to the Company Common Stock shares already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of the option, and having a fair market value, as determined in Paragraph 6(a), on the

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          date on which the option is exercised equal to the cash exercise price applicable to such option, or

               (C) by a combination of United States dollars and Common Stock shares as aforesaid, or

               (D) in accordance with a cashless exercise program under which, if so instructed by the optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer.

          No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of his or her option and paid in full for such shares.

          (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option the right (hereinafter referred to as a "stock appreciation right") to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the fair market value, as determined in Paragraph 6(a), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the exercise price for that number of shares of Common Stock under the terms of such option; PROVIDED, HOWEVER, that to the extent that a stock appreciation right is exercised during the ten-day election period described in Rule 16b-3(e) of the Exchange Act, the amount described in Paragraph 6(f)(a) next above shall be equal to the highest fair market value of the shares of Common Stock with respect to such ten-day election period. A stock appreciation right that is in tandem with an option shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess; or
     (ii) in the nearest whole number of shares of Common Stock of the Company having an

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     aggregate value which is not greater than the cash amount calculated in
     (i) above; or (iii) a combination of (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in (a) above exceeds the amount described in (b) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices at One Corporate Woods Drive, Bridgeton, Missouri 63044-3838. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as the Committee may prescribe. The Agreement evidencing stock appreciation rights shall be personal and will provide that they will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him.

          (g) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die or become permanently disabled as determined by the Committee, at any time when the option, or any portion thereof, shall be exercisable by him, the option will be exercisable within a period provided for in the Agreement with the grantee of the option, by the optionee or person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of

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     permanent disability, including medical examinations by physicians selected by it.

          (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Paragraph 6(g) above. During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Paragraph 6(g) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

          (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

          (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in Paragraph 6(c).

          (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 6(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

     7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such

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other terms and conditions not inconsistent therewith, as the Committee shall determine.

          (a) Awards of restricted stock may be in addition to or in lieu of option grants.

          (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period") as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price of any option granted under the Plan provided an equal number of shares delivered to the optionee shall carry the same restrictions as the shares so used.

          (c) Shares of restricted stock shall become free of all restrictions if, during the restriction period, (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59-1/2 years of age and five years of continuous service with the Company or a subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled, the restricted stock held by such recipient shall be forfeited and revert to the Company.

          (d) Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability, as determined by the Committee, or retirement after attaining both 59-1/2 years of age and five years of continuous service with the Company or a subsidiary, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

          (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

          (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall then deliver Common Stock certificates evidencing such stock.

     8. BONUSES PAYABLE IN STOCK. In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion.
The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Paragraph 6(a).

     9. CHANGE IN CONTROL. (a) In the event of a change in control of the Company, as defined (if at all) by the Committee in each Agreement, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding optionor stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

          (ii) offer to purchase any outstanding option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change in control; or

          (iii) make adjustments or modifications to outstanding options or stock appreciation rights or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.

          (b) In no event, however, may (i) any option be exercised prior to the expiration of six (6) months from the date of grant, or (ii) any option be exercised after ten (10) years from the date it was granted.

     10. TRANSFER, LEAVE OF ABSENCE. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

     11. RIGHTS OF EMPLOYEES. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

          (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

     12. TAX WITHHOLDING OBLIGATIONS. (a) The payment of taxes, if any, upon the exercise of an option pursuant to Paragraph 6(e) or a stock appreciation right pursuant to Paragraph 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if earlier; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee.

          (b) Recipients of restricted stock, pursuant to Paragraph 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the

Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

          (c) The Company shall withhold from any cash bonus described in Paragraph 8, an amount of cash sufficient to meet its tax withholding obligations. If the cash portion of such bonus is not sufficient to satisfy such withholding obligation, the tax withholding obligations shall be paid in cash by the recipient or may be met by withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

     13. CHANGES IN CAPITAL. Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

     14. MISCELLANEOUS PROVISIONS. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

          (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

          (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

          (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

          (e) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     15. LIMITS OF LIABILITY. (a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and the Agreement.

          (b) Neither the Company nor a subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     16. AMENDMENTS AND TERMINATION. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders, would:

          (a) except as is provided in Paragraph 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

          (b) except as is provided in Paragraph 13 of the Plan, decrease the option price of an option to less than 100% of the fair market value, as determined in Paragraph 6(a), of a share of Common Stock on the date of the granting of the option;

          (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

          (d)  extend the duration of the Plan.

          The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his or her written consent.

     17. DURATION. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending twelve months after the date the Plan is adopted. The Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board, terminating the Plan; or

          (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

          (c)  ten years from the date of adoption of the Plan by the Board.

          No such termination of the Plan shall affect the rights of any Participant hereunder and all options previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

                         DIMAC CORPORATION NON-QUALIFIED

                          STOCK OPTION AWARD AGREEMENT


          This Agreement (the "Agreement"), dated August __, 1994, is made between DIMAC CORPORATION (the "Company") and _____________________________ (the "Optionee"). All capitalized terms that are not defined herein are defined in the DIMAC Corporation 1994 Stock Option and Stock Award Plan (the "Plan"). References to "he," "him," and "his" shall mean the feminine form of such terms, when applicable.

                              W I T N E S S E T H :

          1. GRANT OF OPTION. Pursuant to the provisions of the Plan the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company, all or any part of an aggregate of ________ shares of $0.01 par value common stock of the Company (the "Stock") at a per share purchase price equal to the per share price to the public in the initial public offering of the Stock pursuant to the Company's Registration Statement on Form S-1 (No. 33-79710), as it may be amended from time to time (the

"Option"), such Option to be exercisable as hereinafter provided.  The
Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

          2. TERMS AND CONDITIONS. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

          (a) EXPIRATION DATE. The Option shall expire ten (10) years after the date indicated above.

          (b) EXERCISE OF OPTION. Subject to the other terms of this Agreement and the Plan, the Option may be exercised on or after the dates indicated below as to that percentage of the total shares of Stock covered by this Option set forth opposite such dates, plus any shares of Stock as to which this Option could have been exercised, but was not so exercised:

               DATE                PERCENTAGE

          December 31, 1994            25

          December 31, 1995            25

          December 31, 1996            25

          December 31, 1997            25

Notwithstanding the immediately foregoing vesting schedule, upon a Change in Control (as defined in Section 3 hereof), the Option shall become immediately exercisable with respect to the total shares of Stock subject to the Option.

          Any exercise of all or any part of this Option shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule I attached hereto.

          (c) CONSIDERATION. At the time of any exercise of the Option, the purchase price of the shares of Stock as to which the Option shall be exercised shall be paid to the Company (i) in cash (ii) with Stock already owned by the Optionee for at least six months having a total fair market value, as determined under Section 6(a) of the Plan ("Fair Market Value"), equal to the purchase price of such Stock, (iii) a combination of cash and Stock having a total Fair Market Value, as so determined, equal to the purchase price of such Stock, or
(iv) pursuant to a cashless exercise program, if any, permitted by the Committee at the time of such exercise.

          (d)  EXERCISE UPON DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT.
(i) In the event of the death of the Optionee while an employee of the Company or a subsidiary of the Company, the Option, to the extent such Option would be exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the first anniversary of the date of death, may be immediately exercised after his death by the legal representative of the Optionee's estate or by the legatee of the Optionee under his last will for a period of one year from the date of his death or until the expiration of the stated period of the Option, whichever period is the shorter.

         (ii) If the Optionee's employment with the Company or a subsidiary of the Company shall terminate by reason of permanent disability (as defined in the last sentence of this Section 2(d)(ii)), his Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the first anniversary of the date of such termination, may be immediately exercised after such termination of employment but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the Optionee dies within a period of one year from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the first anniversary of the date of such termination, may be exercised after his death by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of one year from the date of death or of the stated period of the Option, whichever period is the shorter.
For purposes of this Agreement, "permanent disability" shall mean an inability (as determined by the Committee) to perform duties and services as an employee of the Company or a subsidiary of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six (6) months.

        (iii) If the Company or a subsidiary of the Company terminates the Optionee's employment with the Company or such subsidiary without Cause (as defined in the last sentence of this Section 2(d)(iii)), the Optionee's Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may thereafter be immediately exercised but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the Optionee dies within a period of one year from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of one year from the date of death or of the stated period of the Option, whichever period is the shorter. For purposes of this Agreement, "Cause" shall mean, in respect of the termination of the Optionee's services by the Company or a subsidiary of the Company, (1) embezzlement, theft or other misappropriation of any property of the Company or any subsidiary of the Company, (2) gross or willful misconduct resulting in substantial loss to the Company or any subsidiary of the Company or substantial damage to the reputation of the Company or any subsidiary of the Company, (3) any act (other than an act taken by the Optionee in furtherance of such Optionee's assigned duties to the Company or any subsidiary of the Company which was taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and its subsidiaries) involving moral turpitude which if the subject of a criminal proceeding could reasonably result in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (4) gross or willful neglect of his assigned duties to the Company or any subsidiary of the Company, (5) gross breach of his fiduciary obligations to the Company or any subsidiary of the Company or (6) any chemical dependence (other than as prescribed by a physician), or gross incompetence in the performance of his duties and responsibilities to the Company or any subsidiary of the Company.

         (iv) If the Optionee's employment with the Company or a subsidiary of the Company is terminated by reason of the Optionee's retirement after attaining both five (5) years of continuous service with the Company or a subsidiary of the Company and 59 1/2 years of age, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, such Option may thereafter be immediately exercised but may not be exercised after the expiration of the period of three (3) years from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the Optionee dies within a period of three (3) years from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under this last will until the expiration of the period of one year from the date of death or of the stated period of the Option, whichever period is the shorter.

          (v) If the Optionee's employment is terminated by the Company or a subsidiary of the Company for Cause or if the Optionee's employment is terminated for any reason not described in this Section 2(d), the Optionee's Option shall thereupon terminate.

          (e) NONTRANSFERABILITY. This Option shall not be transferable other than by will or by the laws of descent and distribution.

          (f) WITHHOLDING TAXES. The Optionee shall be required to pay withholding taxes, if any, to the Company in cash at the time of receipt of Stock upon the exercise of all or any part of this Option; PROVIDED, HOWEVER, tax withholding obligations may be met by the withholding of Stock otherwise deliverable to the Optionee pursuant to procedures approved by the Committee. In no event shall Stock be delivered to any Optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company, if any, or has elected to have his tax withholding obligations met by the withholding of Stock in accordance with procedures approved by the Committee.

          (g) NO RIGHTS AS STOCKHOLDER. The Optionee shall have no dividend rights or any other rights as a stockholder with respect to any shares of Stock subject to the Option until he has given written notice of exercise of the Option and paid in full for such shares.

          (h) NO RIGHT TO CONTINUED EMPLOYMENT. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or a subsidiary of the Company, nor shall it interfere in any way with the right of the Company or such a subsidiary to terminate his employment at any time.

          (i) INCONSISTENCY WITH PLAN. Notwithstanding any provision herein to the contrary, this Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision contained herein is inconsistent with the Plan, the Plan shall govern.

          (j) COMPLIANCE WITH LAWS AND REGULATIONS. This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on the American Stock Exchange (or any successor thereof) and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

          3. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in control" shall be deemed to have occurred if any of the following events shall have occurred:

               (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's or DIMAC DIRECT Inc.'s ("DDI's") assets to any Person (as such term is used in Section 13(d)(3) of the Exchange Act) or group (other than the Principals or their Related Parties (as defined below)),

               (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or DDI,

               (iii) the acquisition by any Person (as such term is used in Section 13(d)(3) of the Exchange Act) or group (other than the Principals and their Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise (PROVIDED that if such Person or group consists of the Company's or DDI's management, then the calculation of the percentage voting power of the voting stock of the Company held by such Person or group shall exclude any voting stock of the Company issued to the Company's or DDI's management pursuant to the Plan or any stock option or bonus plan or agreement),

               (iv) the first day on which a majority of the members of the Board of Directors of DDI (the "DDI Board") are not Continuing Directors (as defined below), or

               (v) the consummation of any transaction the result of which is that the Company beneficially owns less than 100% of the outstanding voting stock of DDI.

For purposes of this Section 3:

     "Continuing Directors" means, as of any date of determination, any member of the DDI Board who (i) was a member of such Board on the date of the initial public offering of the Stock (as specified in Section 1 hereof) or (ii) was nominated for election or elected to such Board with the affirmative vote of the Principals (or their Related Parties);

     "Principals" means McCown De Leeuw & Co. Management Company II, L.P., McCown De Leeuw & Co. II L.P., McCown De Leeuw Associates, L.P., McCown De Leeuw & Co. Offshore

(Europe), L.P. and McCown De Leeuw & Co. Offshore (Asia), L.P.;
and

     "Related Party" means, with respect to any Principal, any partnership with the same controlling general partner as any of the entities collectively defined as the Principals.

          4. INVESTMENT REPRESENTATION. If at the time of exercise of all or part of this Option the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act") and/or there is no current prospectus in effect under the Act with respect to the Stock, the Optionee shall execute, prior to the issuance of any shares of Stock, an agreement (in such form as the Committee may specify) in which the Optionee represents and warrants that the Optionee's is purchasing or acquiring the shares acquired under this Agreement for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

          5. DISPOSITION OF SHARES. If the Option is exercised at any time when the Stock is neither (i) listed on the American Stock Exchange or any other stock exchange, nor (ii) subject to quotation in the over-the-counter market as reported by NASDAQ (or any successor thereto), the Optionee shall not be permitted to sell, transfer, pledge, or assign such Stock, otherwise than by operation of law or death, except to the Company and/or the stockholders of the Company on a pro rata basis at its fair market value, as determined by the Committee, or lower. Notwithstanding the preceding sentence, such Stock may be used to pay the option price of any Option.

          6. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the granting of this Option but prior to the complete exercise hereof, subject to the last paragraph of Section 16 of the Plan as in effect on the date hereof.

          7. NOTICES. Any notice hereunder to the Company shall be addressed to it at its office at, One Corporate Woods Drive, Bridgeton, Missouri 63044-3838 ATTENTION: Secretary, and any notice hereunder to the Optionee shall be addressed to him at _______________________________ ________________________, subject to the right of either party to designate at any time hereafter in writing some other address.

          8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          9. COUNTERPARTS. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, DIMAC Corporation has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both on the day and year first above written.


                              DIMAC CORPORATION


                              By:__________________________

                              Title:_______________________


    [Name]


________________________(L.S.)
       Optionee

                                                                      SCHEDULE 1




                        NOTATIONS AS TO PARTIAL EXERCISE



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                        NUMBER OF     BALANCE OF
          DATE OF       PURCHASED      SHARES ON     AUTHORIZED      NOTATION
          EXERCISE       SHARES         OPTION        SIGNATURE        DATE
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